FILED
      IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE                            C44869 DF
        STATE OF NEVADA                                 E75678

          NOV 21 1994

[ILLEGIBLE], SECRETARY OF STATE
        /s/ [ILLEGIBLE]
          No. 3652-86


                    CERTIFICATE OF AMENDMENT OF INCORPORATION
                             after issuance of stock

                    RUE DE RIVOLI PERFUMERIES OF AMERICA LTD.
                               Name of Corporation

We the undersigned CHARLES ELLINGTON III, PRESIDENT and

E.J. ROTHCHILD, SECRETARY of RUE DE RIVOLI PERFUMERIES OF AMERICA LTD., do hereby certify:

     THAT THE BOARD OF DIRECTORS OF SAID CORPORATION AT A MEETING CONVENED, HELD ON THE 10TH DAY OF NOV., 1994, ADOPTED A RESOLUTION TO AMEND THE ORIGINAL ARTICLES AS FOLLOW:
     ARTICLE I IS HEREBY AMENDED TO READ AS FOLLOWS:
                 THE NAME OF THE CORPORATION IS
                    "ENVIRO SOLUTIONS INTERNATIONAL, INC.:"

     THE NUMBER OF SHARES OF THE CORPORATION OUTSTANDING G AND ENTITLED TO VOTE ON AN AMENDMENT TO THE ARTICLES OF INCORPORATION IS 6,508,740, THAT THE SAID CHANGE(S) AND AMENDMENT HAVE BEEN CONSENTED TO AND APPROVED BY A MAJORITY VOTE OF THE STOCKHOLDERS HOLDING AT LEAST A MAJORITY OF EACH CLASS OF STOCK OUTSTANDING AND ENTITLED TO VOTE THEREON.

                                                       /s/ Charles Ellington III
                                                       PRESIDENT

                                                       SECRETARY
                                                       /s/ E.J. Rothchild

STATE OF UTAH
COUNTRY OF SALT LAKE

ON     [ILLEGIBLE]       1994,  PERSONALLY  APPEARED  BEFORE ME A NOTARY PUBLIC,
Charles Ellington III E.J. Rothchild,
(NAMES APPEARING AND SIGNING DOCUMENT)
WHO ACKNOWLEDGED THAT THEY EXECUTED THE ABOVE INSTRUMENT.

                               /s/ [ILLEGIBLE]
                               SIGNATURE OF NOTARY


-------------------------------------
                 NOTARY PUBLIC
               SHELLIE MANZANARES
[SEAL]    4461 Mt. Tuscanora Dr. #309
                Murray, UT 84123

              My Commssion Expires
                  May 8, 1998
                 STATE OF UTAH
-------------------------------------

                                             RECEIVED
                                           (ILLEGIBLE)
                                           NOV 21, 1994

                                        Secretary of State